UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2023

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM*	The NASDAQ Capital Market*

*On January 3, 2023, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist the Company’s common stock from The Nasdaq Capital Market. On January 3, 2023, trading in the Company’s common stock on Nasdaq was suspended, and the common stock has been delisted. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will be registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Commitment Letter (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On February 14, 2023 (the “Petition Date”), Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”).

The Debtors filed motions with the Bankruptcy Court seeking authorization to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating their businesses, the Debtors are seeking approval of the Bankruptcy Court of a variety of “first day” motions, including motions to obtain customary relief intended to ensure the Debtors’ ability to continue operations after the filing date.

The Debtors have requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 23-90001”.

Debtor-in-Possession Financing

On February 10, 2023 and prior to commencement of the Chapter 11 Cases, the Debtors entered into a commitment letter (the “DIP Commitment Letter”) with Invictus Special Situations Master I, L.P. (the “Backstop Lender”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Backstop Lender has agreed to provide super priority secured debtor-in-possession term loan facility of up to $51.5 million (the “DIP Facility”). In addition, on February 10, 2023, the Backstop Lender made a bridge loan to the Company of approximately $3.1 million (the “Bridge Loan”).

The Debtors filed a motion with the Bankruptcy Court seeking entry of interim and final orders approving, among other things, (1) the Debtors’ entry into a Senior Secured Super Priority Debtor-in-Possession Term Credit Agreement (the “DIP Term Loan Agreement”) among the Debtors, Cantor Fitzgerald Securities, as administrative agent, for itself and for and on behalf of the other lenders party thereto and (2) the Debtors’ use of cash collateral. Pursuant to the terms of the proposed DIP Term Loan Agreement, the DIP Facility would be composed of (1) $25 million in initial term loans, to be available immediately following the entry of an interim order approving the DIP Term Loan Agreement, (2) following entry of a final order approving the DIP Term Loan Agreement, $16.5 million in incremental term loans, and (3) $10 million of delayed draw term loans (collectively, the “DIP Term Loans”).

Pursuant to the motion, the Debtors also proposed that the DIP Term Loan Agreement would provide that (1) each lender under the Credit Agreement, dated December 31, 2020, and as previously amended (the “Pre-Petition Term Loan Credit Agreement”), among certain of the Debtors, the lenders party thereto (the “Pre-Petition Term Loan Lenders”), and Alter Domus (US), LLC, as administrative agent and collateral agent, and (2) the holder of the junior secured convertible note (the “FILO C Convertible Note”) issued by the Company (the “Pre-Petition FILO C Lender”), may elect to provide a pro rata portion of the DIP Facility. For each $1.61 million of commitments under the DIP Term Loan Agreement made by each Pre-Petition Term Loan Lender or Pre-Petition FILO C Lender, as the case may be, such lender would agree to forgive $1 million of loans under the Pre-Petition Term Loan Credit Agreement or Pre-Petition FILO C Convertible Note, as applicable, and would receive $1 million of roll-up loans (“Roll-Up Loans”) under the DIP Term Loan Agreement. The maximum amount of Roll-Up Loans would be approximately $24.47 million with respect to the Pre-Petition Term Loan Lenders and approximately $7.74 million with respect to the Pre-Petition FILO C Lender.

On February 16, 2023, the Bankruptcy Court issued an interim order approving initial DIP Term Loans of $15 million (the “Interim DIP Term Loans”). Any further DIP Loans, including the Roll-Up Loans, are subject to approval of the Bankruptcy Court through a final order of the Bankruptcy Court. Under the terms of the interim order, proceeds of the Interim DIP Term Loans may be used to fund the Chapter 11 Cases, make certain other payments as provided in the DIP Term Loan Agreement, and to fund working capital of the Company.

The DIP Credit Agreement will include conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The DIP Credit Agreement will require the Debtors to, among other things, comply with the terms of approved budgets and a maximum loan-to-value ratio, maintain certain minimum levels of eligible inventory, use commercially reasonable efforts to renegotiate the leases for the Company’s distribution centers, and receive approval of a plan of reorganization or sale of substantially all assets of the Debtors through the Chapter 11 process by agreed upon deadlines. Thehe DIP Credit Agreement will also require weekly cash sweeps and mandatory prepayment requirements from net proceeds received from casualty events, equity issuances or indebtedness or other extraordinary proceeds.

New money DIP Loans under the DIP Credit Agreement would bear interest at a per annum rate of 12.75%. Following the occurrence of an event of default under the DIP Credit Agreement, the interest rate on outstanding borrowings would increase by 5.00%.

The commitments of the lenders under the DIP Credit Agreement will terminate and outstanding borrowings under the DIP Loans will mature at the earliest of (i) August 15, 2023; (ii) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 or Section 1129 of the Bankruptcy Code; (iii) the effective date of any plan of reorganization; or (iv) such other date on which the outstanding borrowings become due and payable, whether by acceleration or otherwise; or (v) the date on which the administrative agent delivers written notice to the Debtors of its election to accelerate the outstanding borrowings as a result of an event of default.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Term Loans is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under:

•	the Credit Agreement, dated as of May 9, 2022 and as previously amended (the “Pre-Petition ABL Credit Agreement”), among the Debtors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and 1903P Loan Agent, LLC, as documentation agent for the FILO B loans thereunder;
•	the Pre-Petition Term Loan Credit Agreement; and
•	the convertible notes issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of September 20, 2022 (the “Note Purchase Agreement”), among the Company, Tuesday Morning Inc., the purchasers named therein, and TASCR Ventures CA, LLC, as collateral agent (the “Convertible Notes”).

As of the Petition Date, the Company had outstanding obligations of (i) approximately $23.01 million (including approximately $14.59 million in letters of credit) under the Pre-Petition ABL Credit Agreement (which amounts do not include certain disputed amounts consisting of prepayment premiums and consent fees) (ii) approximately $24.47 million under the Pre-Petition Term Loan Credit Agreement, and (iii) approximately $21.18 million under the Convertible Notes.

Each of the Pre-Petition ABL Credit Agreement, the Pre-Petition Term Loan Credit Agreement and the Convertible Notes provides that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Company believes that any efforts to enforce such payment obligations under the Pre-Petition ABL Credit Agreement, the Pre-Petition Term Loan Credit Agreement and the Convertible Notes currently are stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement with respect to the Pre-Petition ABL Credit Agreement, the Pre-Petition Term Loan Credit Agreement and the Convertible Notes are subject to the applicable provisions of the Bankruptcy Code and any Bankruptcy court orders impacting the stay.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The motions filed by the Debtors with the Bankruptcy Court on February 14, 2023 include a motion to establish procedures for the closure of approximately 260 of its store locations. The Company is not able to estimate at this time the amount, nature and timing of the charges that will be incurred as a result of these actions.

Item 7.01.	Regulation FD Disclosure.

Bankruptcy Court filings and other documents related to the Chapter 11 Cases are available at https://cases.stretto.com/TuesdayMorning or by calling the Company’s claims agent, Stretto, at (855) 202-8673 or by sending an email to TuesdayMorningInquiries@stretto.com.

The Company cautions that trading in the Company’s common stock and other securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its existing common stock will be cancelled and that holders of the common stock will not receive any amounts through the Chapter 11 Cases.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 proceedings, the Company’s plan to continue its operations while it works to complete its proposed reorganization, the Company’s proposed debtor-in-possession financing, the Company’s plans for store closures, and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; objections to the DIP financing or other pleadings filed that could protract the Chapter 11 proceedings; the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the approvals of the terms and conditions of the DIP financing, and the outcome of the Chapter 11 proceedings generally; the Company’s ability to comply with the restrictions imposed by the proposed terms and conditions of the DIP financing, including the Company’s ability to obtain a timely sale of all of its assets or approval of a plan of reorganization; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; the Company’s ability to continue to operate their business during the pendency of the Chapter 11 proceedings; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; litigation and other risks inherent in a bankruptcy process; and the other factors listed in the Company’s filings with the Securities and Exchange Commission. Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: February 16, 2023	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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